POWER OF ATTORNEY

NOTICE TO PRINCIPALS IN THE STATE OF NEW YORK: Required Pursuant To Section 5-1501B of the New York General Obligations Law Subd.1(d)(1).

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document.  As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you.  You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest.  “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time.  If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind.  If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you.  You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15.  This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

The undersigned hereby constitutes and appoints H. ELAINE ZIAKAS, MARK D. BURI and BARBARA J. LAVERDI, each alone, as the undersigned’s true and lawful attorney-in-fact to:

(1)
Execute for and on behalf of the undersigned Forms 3, 4, and 5 (including any amendments thereto) in connection with the reporting of the undersigned’s ownership of and/or transactions in securities issued by Constellation Brands, Inc. (the “Company”) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4, or 5 (including any amendments thereto) and timely file such form with the United States Securities and Exchange Commission and any other authority; and

(3)
take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned shall be in such form and shall contain such terms and conditions as such attorney-in-fact may deem appropriate.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all actions necessary and proper in the exercise of any of the rights and powers herein granted, with full power of substitution or revocation.  The undersigned also confirms the authority of each such attorneys-in-fact to take the above-described actions with respect to any Forms 3, 4, or 5 (including any amendments thereto) heretofore executed and filed with the United States Securities and Exchange Commission on the undersigned’s behalf in connection with the reporting of the undersigned’s ownership of and/or transactions in securities issued by the Company.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall continue in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s ownership of and/or transactions in securities issued by the Company, unless earlier revoked in writing.

The execution of this Power of Attorney does not revoke any other power of attorney previously executed by the undersigned.  To the extent permitted by law, this Power of Attorney shall not be revoked by any subsequent power of attorney the undersigned may execute, unless such power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of April, 2010.

/s/ John A. Wright
John A. Wright

State of New York	)
) ss.:
County of Ontario	)

On the 15th day of April in the year 2010, before me personally appeared JOHN A. WRIGHT, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Gail A. Witherow	[SEAL]
Notary Public	Gail A. Witherow
Notary Public, State of New York
Qual. In Monroe Co. No. 01WI6055064
Commission Expires 2/11/2011

NOTICE TO AGENTS IN THE STATE OF NEW YORK: Required Pursuant To Section 5-1501B of the New York General Obligations Law Subd.1(d)(2).

IMPORTANT INFORMATION FOR THE AGENT:
When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal.  This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked.  You must:

(1)	act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;
(2)	avoid conflicts that would impair your ability to act in the principal’s best interest;
(3)	keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;
(4)	keep a record or all receipts, payments, and transactions conducted for the principal; and
(5)
disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney.  If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest.  You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed.  If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:
The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15.  If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

AGENTS’ SIGNATURES AND ACKNOWLEDGMENTS OF APPOINTMENT:

It is not required that the principal and the agent(s) sign at the same time, nor that multiple agents sign at the same time.

I, H. ELAINE ZIAKAS, have read the foregoing Power of Attorney.  I am the person identified therein as agent for the principal named therein.

I acknowledge my legal responsibilities.

Agent signs here:	/s/ H. Elaine Ziakas________
Print Name:	H. Elaine Ziakas

State of New York	)
) ss.:
County of Ontario	)

On the 15th day of April in the year 2010, before me personally appeared H. ELAINE ZIAKAS, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Sharon M. Leach	[SEAL]
Notary Public	Sharon M. Leach
Notary Public, State of New York
Qualified in Ontario Co. No. 01LE5037430
Commission Expires December 27, 2010

I, MARK D. BURI, have read the foregoing Power of Attorney.  I am the person identified therein as agent for the principal named therein.

 I acknowledge my legal responsibilities.

Agent signs here:	/s/ Mark D. Buri
Print Name:	Mark D. Buri

State of New York	)
) ss.:
County of Ontario	)

On the 15th day of April in the year 2010, before me personally appeared MARK D. BURI, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Sharon M. Leach	[SEAL]
Notary Public	Sharon M. Leach
Notary Public, State of New York
Qualified in Ontario Co. No. 01LE5037430
Commission Expires December 27, 2010

I, BARBARA J. LAVERDI, have read the foregoing Power of Attorney.  I am the person identified therein as agent for the principal named therein.

 I acknowledge my legal responsibilities.

Agent signs here:	/s/ Barbara J. LaVerdi
Print Name:	Barbara J. LaVerdi

State of New York	)
) ss.:
County of Ontario	)

On the 15th day of April in the year 2010, before me personally appeared BARBARA J. LAVERDI, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Sharon M. Leach	[SEAL]
Notary Public	Sharon M. Leach
Notary Public, State of New York
Qualified in Ontario Co. No. 01LE5037430
Commission Expires December 27, 2010